Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form S-4 of Broadview Networks Holdings, Inc. of our report dated April 5, 2006, except Note 15(a) as to which the date is June 2, 2006, relating to the financial statements of ATX Communications, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 15, 2007